Strategic Partners Equity Fund, Inc.
(formerly Prudential Equity Fund, Inc.)
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         						February 26, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                    Re: Strategic Partners Equity Fund, Inc.
                                     File No. 811-03336


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for Strategic Partners Equity Fund, Inc. for the annual period ended December 31, 2003. The Form N-SAR was filed using the EDGAR system.



                                                   Very truly yours,



                                               /s/ Marguerite E.H. Morrison
                                               Marguerite E.H. Morrison
                                               Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of February 2004.







Strategic Partners Equity Fund, Inc.





Witness:  /s/ Marguerite E.H. Morrison           	By:/s/ Grace C.
Torres
            Marguerite E.H. Morrison  	      		 Grace C.Torres
            Assistant Secretary		      		Treasurer





























         T:\Cluster 1\N-SAR\EQF\2-04.Letter